Exhibit 8




                                        January 29, 1998



Fleet Financial Group, Inc.
One Federal Street
Boston, Massachusetts  02110

Fleet Capital Trust III
c/o Fleet Financial Group, Inc.
One Federal Street
Boston, Massachusetts  02110

Re: Registration Statements on Form S-3 (Nos. 333-15435 and 333-44921)

Ladies and Gentlemen:

     We have acted as counsel to Fleet Financial Group Inc., a Rhode Island corporation (the "Company"), and Fleet Capital Trust III, a Delaware business trust (the "Trust"), in connection with the sale by (i) the Trust of $120,000,000 of the Trust's 7.05% Trust Originated Preferred Securities, liquidation preference $25 per preferred security (the "Preferred Securities"), representing undivided beneficial interests in the assets of the Trust and (ii) the Company to the Trust of $123,711,350 aggregate principal amount of 7.05% Junior Subordinated Deferrable Interest Debentures due March 31, 2028 (the "Debentures") to be issued by the Company.

     The Preferred Securities are guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the Preferred Securities Guarantee Agreement, dated as of January 29, 1998 ("Preferred Securities Guarantee Agreement"), between the Company and The First National Bank of Chicago, as guarantee trustee.

     In connection with the issuance of the Preferred Securities, the Trust is also issuing $3,711,350 of its 7.05% Common Securities, liquidation amount of $25 per common security (the "Common Securities"), representing undivided beneficial interests in the assets of the Trust.

     The entire proceeds from the sale of the Preferred Securities and the Common Securities are to be used by the Trust to purchase the Debentures from the Company. The Preferred Securities and the Common Securities are to be issued pursuant to the Amended and Restated Declaration of Trust of the Trust, dated as of January 29, 1998 (the "Declaration"), among the Company, as sponsor, three persons who are employees or officers of Fleet, Eugene M. McQuade, Douglas L. Jacobs and John R. Rodehorst, as the regular trustees (the "Regular Trustees"), The First National Bank of Chicago, as the institutional trustee, First Chicago Delaware Inc., as Delaware trustee, and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Debentures are to be issued pursuant to an Indenture, dated as of December 11, 1996, as amended by a Third Supplemental Indenture, dated as of January 29 ,1998 (as so amended, the "Indenture"), between the Trust and The First National Bank of Chicago, as debt trustee.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 (Registration No. 333-15435), filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on November 1, 1996 under the Securities Act of 1933, as amended (the "Act"), Amendment No. 1 thereto filed with the Commission on November 6, 1996 and Amendment No. 2 filed with the Commission on December 4, 1996 (as amended, the "Original
Registration   Statement");   (ii)  the  Registration   Statement  on  Form  S-3
(Registration No. 333-44921), filed by the Company and the Trust with the Commission on January 26, 1998 pursuant to Rule 462(b) of the Act (together with the Original Registration Statement, the "Registration Statement"); (iii) the Base Prospectus dated December 6, 1996 included as part of the Registration Statement and Prospectus Supplement dated January 29, 1998 (the "Prospectus Supplement") filed with the Commission under Rule 424(b) of the Act (collectively, the "Prospectus"); (iv) the Certificate of Trust filed by the Trust with the Secretary of State of the State of Delaware on November 1, 1996,
(v) an executed copy of the Declaration (including a designation of the terms of the Preferred Securities); (vi) the form of the Preferred Securities and a specimen certificate thereof; (vii) a copy of the Preferred Securities Guarantee Agreement; (viii) a copy of the Indenture; (ix) the form of Debentures and a specimen certificate thereof; (x) an executed copy of the Purchase Agreement dated January 26, 1998 among the Company, the Trust and the underwriters named therein; and (xi) the officer's certificate of the Company dated January 29, 1998. Furthermore, we have relied upon certain statements and representations made by officers of the Company, the Regular Trustees and others. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

     In rendering our opinion, we have participated in the preparation of the Registration Statement and the Prospectus. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the documents referred to above and the statements and representations made by officers of the Company, the Regular Trustees and others. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We also have assumed that the transactions relating to the issuance of the Preferred Securities, the Common Securities, and the Debentures will be consummated in the manner contemplated by the Registration Statement and Prospectus.

     In rendering our opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, judicial decisions and Internal Revenue Service rulings, all of which are subject to change, which changes may be retroactively applied. A change in the authorities upon which our opinion is based could affect our conclusions. There can be no assurances, moreover, that any of the opinions expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

     We hereby confirm that, although the discussion set forth under the heading "UNITED STATES FEDERAL INCOME TAXATION" in the Prospectus Supplement does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities, in our opinion, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities, based upon current law.

     This opinion is furnished to you solely for your benefit in connection with the filing of a Current Report on Form 8-K in connection with the transactions contemplated by the Prospectus Supplement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus Supplement and the filing of this opinion with the Commission as Exhibit 8 to the Form 8-K. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and applies only to the disclosure under the heading "UNITED STATES FEDERAL INCOME TAXATION" set forth in the Prospectus Supplement. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                        Very truly yours,


                                        /S/EDWARDS  &  ANGELL
                                           -------------------------------------
                                           EDWARDS & ANGELL